AMENDMENT NO. 1 TO
MIKE CAIRNES EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement, dated as of September 21, 2018 (the “Amendment”) is by and between Kirkland’s, Inc., a Tennessee corporation with principal offices in Nashville, Tennessee (the “Company”) and Mike Cairnes (the “Executive”).

W I T N E S S E T H:

WHEREAS, the Company and Executive entered into that certain Employment Agreement dated as of November 22, 2016 (the “Employment Agreement”), pursuant to which, among other things, the Company hired the Executive to be its Executive Vice President and Chief Operating Officer;

WHEREAS, the Company has decided to promote the Executive, and the Executive and Company have now agreed to various amendments to the Employment Agreement;

NOW, THEREFORE, in consideration of the covenants and agreements hereafter set forth, the parties hereto agree as follows:

1.    Amendment of Section 2 of Employment Agreement. Section 2 of the Employment Agreement is deleted in its entirety and replaced with the following new Section:

“Employment; Scope of Duties. The Company hereby employs Executive, and Executive accepts employment as the Company’s President and Chief Operating Officer. During the term of this Agreement, Executive shall report to the Company’s Chief Executive Officer, and shall perform those duties as from time to time assigned.”

2.    Amendment of Section 4(a) of Employment Agreement. Section 4(a) of the Employment Agreement is deleted in its entirety and replaced with the following new provision:

“(a) Base Salary. As base compensation for the services rendered hereunder to the Company, Executive shall be paid an annual base salary of $500,000, payable in accordance with the Company’s standard payroll practices as in effect from time to time. The Committee will review Executive’s base salary on an annual basis and such base salary shall be subject to upward (but not downward) adjustment, as determined in the discretion of the Committee.

3.    Stock Award. As additional compensation in exchange for Executive agreeing to accept his new position, the Company shall grant Executive $500,000 of Restricted Stock Units of the Company. The equity award shall be paid via and in accordance with the terms of the Restricted Stock Unit Award Agreement in the form of Exhibit A attached hereto.

4.    Miscellaneous Provisions.
(a)    The parties hereto have agreed that this Amendment shall be effective October 22, 2018, and that after such date the Employment Agreement shall henceforth be deemed to be, amended, modified, and supplemented in accordance with the provisions hereof, and the respective rights, duties, and obligations under the Employment Agreement shall thereafter be determined and enforced under the Employment Agreement, as amended, subject in all respects to such amendments, modifications, and supplements, and all terms and conditions of this Amendment.
(b)    Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Employment Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.
(c)    Except as provided by this Amendment, or unless the context or use indicates another or different meaning or intent, the words and terms used in this Amendment shall have the same meaning as in the Employment Agreement.
(d)    This Amendment may be executed in two or more counterparts, each of which when so executed, shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.
KIRKLAND’S, INC.

By: /s/ Carter R. Todd
Its: Vice President and General Counsel

EXECUTIVE:

/s/ Michael B. Cairnes
Mike Cairnes

Exhibit A

RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE
KIRKLAND'S, INC. AMENEDED AND RESTATED
2002 EQUITY INCENTIVE PLAN

KIRKLAND’S, INC. (the “Company”) has, on October __, 2018 (the “Grant Date”), granted to Mike Cairnes (the “Grantee”) Restricted Share Units with respect to the number of Shares set forth below in Section 1 (the “Award Agreement”). This Award is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Kirkland’s, Inc. Amended and Restated 2002 Equity Incentive Plan, which terms and provisions are incorporated herein by this reference. Unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings when used in this Award Agreement.
1.    Grant of Restricted Stock Units. Subject to the terms and conditions set forth herein, the Company hereby awards to the Grantee [______]1 Restricted Share Units (the “Units”). The number of Units subject to this Award is subject to adjustment in accordance with the Plan.

1 To be equal to ~$500,000 as of the Grant Date. No partial RSUs will be issued. Exact number of units determined based on the closing price of the Company’s common stock as of October 19, 2018

2.    Vesting. Half of the Units will become vested on the first anniversary of the Grant Date, provided the Grantee has remained continuously in service with the Company through that date, and the remaining half of the Units will become vested on the second anniversary of the Grant Date, provided the Grantee has remained continuously in service with the Company through that date. Notwithstanding the foregoing, in the event that the Grantee’s employment with the Company is terminated by the Company Without Cause (as defined in Grantee’s November 22, 2016 Employment Agreement with the Company) or by the Grantee for Good Reason (as defined in Grantee’s November 22, 2016 Employment Agreement with the Company), then any Units granted hereby that are unvested at such time shall become vested as of the date of such termination. For purposes of this Award Agreement, service with the Company will be deemed to include service with an Affiliate of the Company, so long as such entity remains an Affiliate. Except as provided above, upon a cessation of the Grantee’s service with the Company, any Unit that has not vested on or prior to the date of such cessation will then be forfeited and the Grantee will have no further rights with respect thereto.

3.    Delivery of Shares.

(a)One Share will be issued in respect of each vested Unit within 15 days following the applicable vesting date or event.

(b)The Grantee will not have any stockholder rights or privileges, including voting or dividend rights, with respect to the Shares subject to Units until such Shares are actually issued and registered in the Grantee’s name (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). Any certificate evidencing Shares issued hereunder will contain such legends as may be required by the Plan, or as may be required by or advisable under any applicable law or regulation.

(c)In the event of a Change in Control, the Company reserves the right to substitute cash or other substitute consideration for the right to receive Shares hereunder, provided that at the time of that Change in Control, such substitute consideration has a value (as reasonably determined by the Board) equal to the then current Fair Market Value of the Shares subject hereto and provided further that such substitute consideration vests and becomes payable on the same basis as provided herein with respect to these Units and the Shares subject hereto (or on such accelerated basis as may then be determined by the Board, in its discretion).

4.    Non-Transferability. Neither the Units nor any right with respect thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Grantee other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company.

5.    Tax Treatment and Withholding.

(d)The Grantee has had the opportunity to review with his or her own tax advisors the federal, state and local tax consequences of the transactions contemplated by this Award Agreement. The Grantee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

(e)It is a condition to the Company’s obligation to issue Shares hereunder that the Grantee pay to the Company such amount as may be required to satisfy all tax withholding obligations arising in connection with this Award (or otherwise make arrangements acceptable to the Company for the satisfaction of such tax withholding obligations). If the required withholding amount required is not timely paid or satisfied, the Grantee’s right to receive such Shares will be permanently forfeited. The Company, in its discretion, may withhold Shares otherwise issuable hereunder in satisfaction of the minimum amount required to be withheld in connection with this Award (based on the Fair Market Value of such Shares on the date of such withholding).

6.    Communications. The Grantee hereby authorizes the Company to deliver electronically any prospectuses or other documentation related to this Award, the Plan and any other compensation or benefit plan or arrangement in effect from time to time. For this purpose, electronic delivery will include, without limitation, delivery by means of e-mail delivery or e-mail notification that such documentation is available on the Company’s Intranet site. Upon written request, the Company will provide to the Grantee a paper copy of any document also delivered to the Grantee electronically. The authorization described in this paragraph may be revoked by the Grantee at any time by written notice to the Company.

7.    The Plan. The Grantee has received a copy of the Plan, has read the Plan and is familiar with its terms, and hereby accepts this Award subject to all of the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt such rules and regulations not inconsistent with the Plan as they deem appropriate. The Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan or this Award Agreement.

8.    Entire Agreement. This Award Agreement, together with the Plan, represents the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreement, written or otherwise, relating to the subject matter hereof. This Award Agreement may only be amended by a writing signed by each of the parties hereto.

9.    Governing Law. The interpretation, performance and enforcement of this Award Agreement shall be governed by the laws of the State of Tennessee without regard to the principles of conflicts-of-laws.

10.    Counterparts. This Award Agreement may be signed in two counterparts so that both the Grantee and the Company may have original signed copies, but such counterparts constitute one agreement and one grant.

IN WITNESS WHEREOF, the Company’s duly authorized representative and the Grantee have each executed this Award Agreement on the respective date below indicated.

KIRKLAND’S, INC.
By: ______________________________

Title: _____________________________

Date: _____________________________

GRANTEE: Mike Cairnes

Signature: _______________________

Address: ________________________

________________________

Date: ___________________________